Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information has been prepared to illustrate the effects of (i) the Merger Transaction which was completed on February 5, 2016, (ii) Aralez Financing associated with the facility agreement and the share subscription agreement on February 5, 2016, (iii) the ZONTIVITY Acquisition which closed on September 6, 2016, and (iv) the Toprol-XL Acquisition which closed on October 31, 2016. The Merger Transaction, Aralez Financing, ZONTIVITY Acquisition, and the Toprol-XL Acquisition are defined later within Note 1 Background and are collectively referred to as the “Transactions.” The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Transactions (2) factually supportable and (3) with respect to the statement of operations, expected to have a continuing impact on the results of operations.

The unaudited pro forma condensed combined statement of operations do not reflect future events that may occur after the completion of the Transactions, including, but not limited to, the anticipated realization of ongoing savings from operating synergies and certain one-time charges Aralez currently expects to incur in connection with the Transactions, including, but not limited to, costs in connection with integrating the operations of the Toprol-XL Business.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would actually have been obtained had the Transactions been completed on the assumed date or for the periods presented, or which may be realized in the future.

To produce the pro forma financial information, Tribute, the ZONTIVITY Business, and the Toprol-XL Business’ assets and liabilities were adjusted to their estimated fair values.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

•                  the accompanying notes to the unaudited pro forma condensed combined financial statements;

•                  Aralez’s Annual Report on Form 10-K for the year ended December 31, 2016;

•                  Tribute’s audited consolidated financial statements and related notes thereto and pro forma financial information included within the Form 8-K/A filed on March 15, 2016;

•                  The ZONTIVITY Special Purpose Financial Statements included within the Form 8-K/A filed on November 18, 2016; and

•                  The Toprol-XL Abbreviated Financial Statements filed within the Form 8-K/A filed on January 13, 2017.

Aralez Pharamaceuticals

Unaudited Pro Forma Combined Statement of Operations

For the year ended December 31, 2016

(in thousands, except per share data)

	Historical Aralez	Historical Tribute from January 1, 2016 through February 5, 2016	Merger Transaction Pro Forma Adjustments (Note 8)		Pro Forma Aralez	Historical ZONTIVITY from January 1, 2016 through September 6, 2016	ZONTIVITY Pro Forma Adjustments (Note 6)		Historical TOPROL-XL from January 1, 2016 through October 31, 2016	TOPROL-XL Pro Forma Adjustments (Note 4)		Pro Forma Aralez Combined
Revenues
Product revenues, net	$25,432	$2,227	$—		$27,659	$3,020	$—		$86,066	$—		$116,745
Other revenues	28,838	—	—		28,838	—	—		—	—		28,838
Total revenues, net	54,270	2,227	—		56,497	3,020	—		86,066	—		145,583
Costs and expenses
Cost of product sales (exclusive of amortization shown separately below)	11,765	1,039	—		12,804	3,130	939	6a	20,370	—		37,243
Change in fair value of contingent consideration	750	—	—		750	—	—		—	—		750
Amortization of intangible assets	12,591	265	450	8b	13,306	1,558	1,051	6b	—	18,831	4a	34,746
Impairment of intangible assets	4,368	—	—		4,368	—	—		—			4,368
Selling, general and administrative	118,548	8,433	(12,906)	8a	114,075	9,924	(121)	6c	1,738	722	4b	126,338
Research and development	8,832	—	—		8,832	5,874	—		—	—		14,706
Total costs and expenses	156,854	9,737	(12,456)		154,135	20,486	1,869		22,108	19,553		218,151

(Loss) income from operations	(102,584)	(7,510)	12,456		(97,638)	(17,466)	(1,869)		63,958	(19,553)		(72,568)

Interest expense	6,141	331	(183)	8c	6,289	—	2,606	6d	—	18,242	4c	27,137
Other expense (income), net	(5,683)	48	—		(5,635)	—	—		—	—		(5,635)

(Loss) Income before taxes	(103,042)	(7,889)	12,639		(98,292)	(17,466)	(4,475)		63,958	(37,795)		(94,070)
Income tax expense (benefit)	(64)	—	3,349	8d	3,285	—	(907)	6e	—	(7,364)	4d	(4,986)
Net (Loss) Income	$(102,978)	$(7,889)	$9,290		$(101,577)	$(17,466)	$(3,568)		$63,958	$(30,416)		$(89,069)

Basic net income (loss) per share	$(1.67)											$(1.44)
Shares used in computing basic net income (loss) per share	61,831											61,831
Diluted net income (loss) per share	$(1.74)											$(1.52)
Shares used in computing diluted net income (loss) per share	61,883											61,883

See the accompanying notes to the unaudited pro forma condensed combined financial information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(tabular dollars and shares in thousands, except per share data)

1. BACKGROUND

The Merger Transaction:   Aralez was formed for the purpose of facilitating the business combination of POZEN Inc., a Delaware corporation (“Pozen”), and Tribute Pharmaceuticals Canada Inc., a corporation incorporated under the laws of the Province of Ontario, Canada (“Tribute”). On February 5, 2016, pursuant to an Agreement and Plan of Merger and Arrangement between Aralez Pharmaceuticals Inc., Pozen, Tribute and other related parties (as amended, the “Merger Agreement”), Aralez completed the acquisition of Tribute by way of a court approved plan of arrangement in a stock transaction. In connection with this transaction, Pozen and Tribute were combined under and became wholly-owned subsidiaries of Aralez Pharmaceuticals Inc. (the “Merger”). Aralez valued the entire issued and to be issued share capital of Tribute at approximately $115.1 million based on Pozen’s closing share price of $5.94 on February 5, 2016 and an exchange ratio of 0.1455. Upon the close of the transaction, (a) each outstanding Tribute warrant entitled its respective holders the right to purchase 0.1455 fully-paid and non-assessable Aralez Shares for no additional consideration beyond that set out in the respective Tribute warrant; (b) each Tribute employee stock option entitled the respective holders of the option to either (i) exchange their Tribute option for a Tribute common share immediately prior to the Merger or (ii) convert into Aralez options entitling the holder to purchase that number of Aralez Shares equivalent to 0.1455 Aralez Shares for each Tribute Share originally issuable (with the exercise price of each Aralez option equal to the original exercise price adjusted for the 0.1455 conversion); and (c) each Tribute compensation option, previously granted to certain investors of Tribute in connection with private placement financings, entitled its respective holders the right to purchase 0.1455 fully-paid and non-assessable Aralez Shares, as well as 0.1455 one-half warrants for Aralez Shares, for no additional consideration beyond that set out in the respective compensation option certificate. As a result of the Merger, the warrants, employee stock options and compensation options were fully-vested and exercisable at any time prior to their respective expiration dates.

Aralez Financing:  Pursuant to the Amended and Restated Subscription Agreement (the “Amended and Restated Subscription Agreement”) dated as of December 7, 2015 by and among Aralez Pharmaceuticals Inc., Aralez Pharmaceuticals plc, Tribute, Pozen, QLT Inc. (“Purchaser) and the following investors thereto: Deerfield Private Design Fund III, L.P. (“Deerfield Private Design”), Deerfield International Master Fund, L.P. (“Deerfield International”), and Deerfield Partners, L.P. (“Deerfield Partners”); Broadfin Healthcare Master Fund, Ltd.; JW Partners, LP; and JW Opportunities Master Fund, Ltd. (each, an “Investor” and together, the “Investors”), immediately prior to consummation of the Arrangement on February 5, 2016, Tribute sold Purchaser and the Investors $75.0 million of common shares of Tribute (“Tribute Shares”) in a private placement (“Equity Financing”). Upon consummation of the Merger, such Tribute shares were exchanged for common shares of Aralez Pharmaceuticals Inc.

Pursuant to the Second Amended and Restated Facility Agreement (the “Second Amended and Restated Facility Agreement”) dated as of December 7, 2015, by and among Aralez Pharmaceuticals Inc., Pozen, Tribute, and the following lenders: Deerfield Private Design, Deerfield International, and Deerfield Partners (the “Lenders”), Aralez issued $75.0 million aggregate principal of 2.5% senior secured convertible promissory notes (“Convertible Notes”) on February 5, 2016 (“Debt Financing”). The Equity Financing and Debt Financing are collectively referred to as “Aralez Financing”.

In addition, under the terms of the Second Amended and Restated Facility Agreement, Aralez also had the ability to borrow from the Lenders up to $200.0 million under a credit facility for permitted acquisitions. Amounts drawn under the credit facility bear an interest rate of 12.5% per annum, are to be repaid on the sixth anniversary from each draw and shall be prepayable in whole or in part at any time following the end of the sixth month after the funding date of each draw. On October 31, 2016, Aralez borrowed $200.0 million under the credit facility, of which $25.0 million was used to replenish Aralez’s cash balance for the initial upfront payment of $25.0 million in cash previously paid at the closing of the ZONTIVITY Acquisition as discussed below. The remaining $175.0 million was used to fund the upfront cash closing payment for the acquisition of Toprol-XL and its currently marketed authorized generic, which closed on October 31, 2016 as discussed below.

ZONTIVITY Acquisition:   On September 6, 2016, Aralez Pharmaceuticals Trading DAC, a wholly-owned subsidiary of Aralez Pharmaceuticals Inc. (“Aralez Ireland”), acquired the U.S. and Canadian rights to ZONTIVITY (the “ZONTIVITY Business”) from an affiliate of Merck & Co., Inc. (“Merck”) pursuant to an asset purchase agreement (“ZONTIVITY Asset Purchase Agreement”). The purchase price for ZONTIVITY consists of (i) a payment of $25.0 million by Aralez Ireland to Merck, which was made on the closing date of the acquisition, (ii) certain milestone payments payable by Aralez Ireland subsequent to the closing of the acquisition upon the occurrence of certain milestone events based on the annual aggregate net sales of ZONTIVITY, any combination product containing vorapaxar sulphate and one or more other active pharmaceutical ingredients or any line extension thereof, which in no event will exceed $80.0 million in the aggregate, and (iii) certain royalty payments based on the annual aggregate net sales of ZONTIVITY, any combination product containing vorapaxar sulphate and one or more other active pharmaceutical ingredients or any line extension thereof.

Pursuant to the terms of the ZONTIVITY Asset Purchase Agreement and certain ancillary agreements entered into in connection with the acquisition, Merck has agreed to supply unpackaged, unlabeled, bulk drug pharmaceutical tablets of ZONTIVITY to Aralez Ireland for a period of up to three years following the closing of the acquisition. Merck will also provide certain transition services to Aralez Ireland following the closing of the acquisition to facilitate the transition of the supply, sale and distribution of ZONTIVITY, including distributing ZONTIVITY on behalf of Aralez Ireland in exchange for compensation specified in the transition services agreement for a period of up to twelve months. While the transition services agreement is in effect, at the end of each quarter, Merck will remit a net margin amount to Aralez Ireland, which will include a fee for its services. This net amount is included in other revenues on the condensed consolidated statement of operations. In addition, in connection with the foregoing transactions, Merck granted Aralez Ireland, among other things, (i) an exclusive and royalty-free license to certain trademarks solely to exploit ZONTIVITY in the U.S. and Canada and their respective territories, and (ii) an exclusive and royalty-free license to certain know-how solely in connection with the manufacture of ZONTIVITY for exploitation in the U.S. and Canada and their respective territories.

Toprol-XL Acquisition:    On October 31, 2016, Aralez Ireland acquired the U.S. rights to Toprol-XL and its Authorized Generic (the “Toprol-XL Business”) from AstraZeneca AB (“AstraZeneca”) pursuant to an asset purchase agreement (“Toprol-XL Asset Purchase Agreement”). The purchase price for Toprol-XL consists of (i) a payment of $175.0 million by Aralez Ireland to AstraZeneca, which was made on the closing date of the acquisition, (ii) certain milestone payments payable by Aralez Ireland subsequent to the closing of the acquisition upon the occurrence of certain milestone events based on the annual aggregate net sales of the Toprol-XL Business, which in no event will exceed $48.0 million in the aggregate, (iii) certain royalty payments based on the annual aggregate net sales of the Toprol-XL Business, and (iv) a payment for the value of the finished inventory of the Toprol-XL Business at closing, not to exceed a cap specified in the Toprol-XL Asset Purchase Agreement.

Pursuant to the terms of the Toprol-XL Asset Purchase Agreement and certain ancillary agreements entered into in connection with the acquisition, AstraZeneca has agreed to supply Toprol-XL to Aralez Ireland for a period of up to ten years following the closing of the acquisition. AstraZeneca will also provide certain transition services to Aralez Ireland following the closing of the acquisition to facilitate the transition of the supply, sale and distribution of Toprol-XL, including distributing Toprol-XL on behalf of Aralez Ireland in exchange for compensation specified in the transition services agreement. In addition, in connection with the foregoing transactions, AstraZeneca granted Aralez Ireland, among other things, (i) an exclusive and royalty-free license to certain trademarks solely to exploit Toprol-XL in the U.S. and its respective territories, and (ii) an exclusive and royalty-free license to certain know-how solely in connection with the manufacture of Toprol-XL for exploitation in the U.S. and its respective territories.

2. BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements were prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and pursuant to U.S. Securities and Exchange Commission Regulation S-X Article 11, and present the pro forma results of operations of the combined companies based upon the historical information after giving effect to the Merger Transaction, Aralez Financing, ZONTIVITY Acquisition, and the Toprol-XL Acquisition (collectively referred to as the “Transactions”) and adjustments described in these footnotes. The unaudited pro forma condensed combined balance sheet was not prepared as the historical consolidated balance sheet of Aralez as of December 31, 2016 already reflected the effects of the Transactions. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 is presented as if the Transactions had occurred on January 1, 2016.

The historical results of Aralez have been derived from its audited financial statements for the year ended December 31, 2016. The historical results of Toprol-XL have been derived from unaudited financial information from January 1, 2016 through October 31, 2016, the date of the Toprol-XL Acquisition. The results of operations of Toprol-XL from October 31, 2016 and onward are reflected in the historical results of Aralez. The historical results of ZONTIVITY have been derived from unaudited financial information from January 1, 2016 through September 6, 2016, the date of the ZONTIVITY Acquisition. The results of operations of ZONTIVITY from September 6, 2016 and onward are reflected in the historical results of Aralez. The historical results of Tribute have been derived from unaudited financial information from January 1, 2016 through February 5, 2016, the date of the Merger Transaction. The results of operations of Tribute from February 5, 2016 and onward are reflected in the historical results of Aralez. Tribute has historically reported its financial statements in its local currency, the Canadian dollar (“CAD”); in order to present the unaudited pro forma condensed combined financial statements in U.S. dollars, the pro forma financial information for Tribute has been translated to U.S. dollars using an average rate of $0.71 for the statement of operations for the period from January 1, 2016 through February 5, 2016.

The unaudited pro forma condensed combined financial information does not reflect pro forma adjustments for ongoing cost savings that Aralez expects to and/or has achieved as a result of the Transactions or the costs necessary to achieve these costs savings or synergies.

3. TOPROL-XL ACQUISITION—CONSIDERATION TRANSFERRED AND FAIR VALUE OF ASSET ACQUIRED

The Toprol-XL Acquisition has been reflected in the unaudited pro forma condensed combined financial statements as being accounted for under the acquisition method in accordance with ASC 805, Business Combinations (“ASC 805”) with Aralez treated as the accounting acquirer. In accordance with ASC 805, the assets acquired and the liabilities assumed have been measured at fair value based on various estimates.

For purposes of measuring the estimated fair value, where applicable, of the assets acquired as reflected in the unaudited pro forma condensed combined financial information, the guidance in ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) has been applied, which establishes a framework for measuring fair value. In accordance with ASC 820, fair value is an exit price and is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Under ASC 805, acquisition-related transaction costs and acquisition-related restructuring charges are not included as components of consideration transferred but are accounted for as expenses in the period in which the costs are incurred.

Based on (1) a payment of $175.0 million on the closing date, and (2) estimated fair value of $52.8 million of contingent consideration for certain milestone payments payable based on annual aggregate net sales of the product, not to exceed $48.0 million in the aggregate, and for certain royalty payments payable based on annual aggregate net sales of the product, and (3) a payment of $1.5 million for the value of the finished inventory, the total estimated consideration to be transferred would approximate $229.3 million.

The following is a summary of the estimated fair values of the net assets (in U.S. dollars):

Consideration transferred	$229,292
Less: Fair value of net assets acquired	226,092
Total estimated goodwill	$3,200

Management utilized discounted cash flow analyses and other appropriate valuation techniques to determine the fair value of the assets acquired and contingent consideration.

4. TOPROL-XL ACQUISITION—PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations related to the Toprol-XL Acquisition are as follows:

(a)Amortization of intangibles assets—Reflects the adjustment to the amortization expense associated with the fair value of the identifiable intangible asset acquired in the Toprol-XL Acquisition, assuming an estimated useful life of 120 months. Based on a fair value of $226.1 million for the Toprol-XL and its Authorized Generic US Rights, estimated pro forma amortization expense is $18.8 million for the year ended December 31, 2016.

The estimated fair value of amortizable intangible assets is expected to be amortized on a straight-line basis over the estimated useful life of the Toprol-XL intangible assets. The amortizable life reflects the period over which the asset is expected to provide material economic benefit.

(b)Selling, general, and administrative— Adjustment of $0.7 million for the year ended December 31, 2016 reflects the removal of $1.6 million of transaction expenses incurred related to the Toprol-XL Acquisition. These expenses are directly attributable to the Toprol-XL Acquisition and are not expected to have a continuing impact on Aralez; therefore they have been removed for the purposes of the pro forma statement of operations.

This adjustment was partially offset by an additional $2.3 million adjustment related to costs associated with the transition services agreement. Aralez Ireland entered in to a transition services agreement with AstraZeneca, whereby AstraZeneca will provide services such as distribution, regulatory, pharmacovigilance, etc. The annual TSA costs will be approximately $2.9 million, of which $0.6 million was already incurred in Aralez’s historical statement of operations. In connection with the transition services agreement, Aralez is considered an agent (net reporting) for the purposes of revenue recognition under ASC 605 “Revenue Recognition”. This presentation has not been reflected in the unaudited pro forma statement of operations for the year ended December 31, 2016 as the presentation is not expected to have a continuing impact on Aralez’s operations upon completion of the transition services agreement.

(c)Interest expense—Reflects the adjustment to interest expense associated with the credit facility used towards the $175.0 million upfront cash payment. The pro forma adjustment for interest expense is as follows (in thousands of U.S. dollars):

TOPROL-XL Portion of Credit Facility	Proceeds from credit facility	Interest expense for the ten months ended October 31, 2016
Credit facility proceeds	$175,000	$18,229
Debt issuance costs		$13
Pro forma adjustment		$18,242

Interest expense was calculated based on the loan being drawn on October 31, 2016 and using an interest rate of 12.5% per annum. In addition, the adjustment reflects $13 thousand related to amortization of debt issuance costs for the year ended December 31, 2016.

(d)Income tax expense (benefit)—Adjustment reflects the income tax impacts of the pro forma adjustments made to the pro forma statement of operations using the Canadian statutory rate of 26.5% for the interest expense, transaction expenses and TSA cost adjustments, and the Irish statutory rate of 12.5% for the amortization expense adjustments. Note that the Toprol-XL Acquisition was accounted for as an asset acquisition for tax purposes therefore no deferred taxes were recognized in conjunction with the Toprol-XL Acquisition.

5. ZONTIVITY ACQUISITION — CONSIDERATION TRANSFERRED AND FAIR VALUE OF ASSET ACQUIRED

The ZONTIVITY Acquisition has been reflected in the unaudited pro forma condensed combined financial statements as being accounted for under the acquisition method in accordance with ASC 805, Business Combinations (“ASC 805”) with Aralez treated as the accounting acquirer. In accordance with ASC 805, the assets acquired and the liabilities assumed have been measured at fair value based on various estimates. Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based on estimates, the final amounts recorded for the ZONTIVITY Acquisition may differ materially from the information presented herein. These estimates are subject to change pending further review of the fair value of assets acquired and liabilities assumed.

For purposes of measuring the estimated fair value, where applicable, of the assets acquired and the liabilities assumed as reflected in the unaudited pro forma condensed combined financial information, the guidance in ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) has been applied, which establishes a framework for measuring fair value. In accordance with ASC 820, fair value is an exit price and is defined as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Under ASC 805, acquisition-related transaction costs and acquisition-related restructuring charges are not included as components of consideration transferred but are accounted for as expenses in the period in which the costs are incurred.

Based on (1) a payment of $25.0 million on the closing date, and (2) estimate fair value of $17.6 million of contingent consideration for certain milestone payments payable based on annual aggregate net sales of the product, not to exceed $80 million in the aggregate, and for certain royalty payments payable based on annual aggregate net sales of the product, the total estimated consideration to be transferred would approximate $42.6 million.

The acquisition-date fair value of the consideration transferred is as follows:

At September 6, 2016

Cash	$25,000
Contingent consideration	17,600
Total consideration transferred	$42,600

The following is a summary of the estimated fair values of the net asset acquired in the ZONTIVITY Acquisition (in U.S. dollars):

At September 6, 2016

Intangible asset	$40,800
Total net asset acquired	40,800
Goodwill	1,800
Total consideration	$42,600

Management utilized discounted cash flow analyses and other appropriate valuation techniques to determine the fair value of the asset acquired and contingent consideration.

6. ZONTIVITY ACQUISITION—PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements related to the ZONTIVITY Acquisition are as follows:

(a)Cost of sales—The adjustment reflects $0.9 million of additional costs that will be incurred under a supply agreement that Aralez Ireland entered into with Merck in conjunction with the ZONTIVITY Asset Purchase Agreement

(b)Amortization of intangibles assets—Reflects the adjustment to the amortization expense associated with the fair value of the identifiable intangible asset acquired in the ZONTIVITY Acquisition.

The pro forma adjustment for amortization expense for the intangible assets acquired is as follows (in U.S. dollars):

Intangible Asset	Estimated Useful Life (months)	Fair value	Amortization Expense for the period January 1, 2016 through September 6, 2016
Zontivity U.S. and Canadian Rights	128	$40,800	$2,609
Less: Zontivity historical amounts		—	(1,558)
Pro forma adjustment		$40,800	$1,051

The estimated fair value of amortizable intangible assets is expected to be amortized on a straight-line basis over the estimated useful life of the ZONTIVITY intangible asset. The amortizable life reflects the period over which the asset is expected to provide material economic benefit.

(c)Selling, general, and administrative— Adjustment of $0.9 million for the year ended December 31, 2016 reflects the removal of transaction expenses incurred related to the ZONTIVITY Acquisition. These expenses are directly attributable to the ZONTIVITY Acquisition and are not expected to have a continuing impact on Aralez; therefore they have been removed for the purposes of the pro forma statement of operations.

This adjustment was partially offset by an additional $0.8 million adjustment related to costs associated with the transition services agreement. Aralez Ireland entered in to a transition services agreement with Merck, whereby Merck will provide services such as distribution, regulatory, pharmacovigilance, etc. The annual TSA costs will be $1.2 million, of which $0.4 million was already incurred in Aralez’s historical statement of operations. In connection with the transition services agreement, Aralez is considered an agent (net reporting) for the purposes of revenue recognition under ASC 605 “Revenue Recognition”. This presentation has not been reflected in the unaudited pro forma statement of operations for the year ended December 31, 2016 as the presentation is not expected to have a continuing impact on Aralez’s operations upon completion of the transition services agreement.

(d)Interest expense—Reflects the adjustment to interest expense associated with the credit facility used to replenish the Company’s cash balance for the initial upfront cash payment of $25.0 million previously paid at the closing of the ZONTIVITY Acquisition in September 2016. The pro forma adjustment for interest expense is as follows (in U.S. dollars):

ZONTIVITY Portion of Credit Facility	Proceeds from credit facility	Interest expense for the ten months ended October 31, 2016
Credit facility proceeds	$25,000	$2,604
Debt issuance costs		$2
Pro forma adjustment		$2,606

Interest expense was calculated based on the loan being drawn on October 31, 2016 and using an interest rate of 12.5% per annum. In addition, the adjustment reflects $2 thousand related to amortization of debt issuance costs for the year ended December 31, 2016.

(e)Income tax expense (benefit)— Adjustment reflects the income tax impacts of the pro forma adjustments made to the pro forma statement of operations using the Canadian statutory rate of 26.5% for the interest expense, transaction expenses and TSA cost adjustments, and the Irish statutory rate of 12.5% for the amortization expense adjustments. Note that the ZONTIVITY Acquisition was accounted for as an asset acquisition for tax purposes therefore no deferred taxes were recognized in conjunction with the ZONTIVITY Acquisition.

7. MERGER TRANSACTION — CONSIDERATION TRANSFERRED AND FAIR VALUE OF NET ASSETS ACQUIRED

The Merger Transaction has been accounted for using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that the assets acquired and liabilities assumed be recognized at their acquisition date fair values, with any excess of the consideration transferred over the estimated fair values of the identifiable net assets acquired recorded as goodwill. In addition, ASC 805 establishes that the common stock issued to effect the Merger Transaction be measured at the merger close at the then-current market price.

Based on (1) the closing price of Pozen’s common stock of $5.94 per share on February 5, 2016, (2) the number of Tribute Shares outstanding as of February 5, 2016, (3) the number of stock options, compensation options and warrants outstanding as of February 5, 2016, and (4) Tribute’s outstanding indebtedness as of December 31, 2015 to be repaid upon a change of control, the total estimated consideration transferred was approximately $137.6 million. At merger close, each outstanding Tribute Share was exchanged for 0.1455 Aralez Shares.

The acquisition-date fair value of the consideration transferred is as follows:

At February 5, 2016

Equity consideration	$115,136
Repayment of Tribute indebtedness	22,488
Total consideration	$137,624

The following is a summary of the estimated fair values of the net assets acquired in the Merger Transaction (in U.S. dollars):

At February 5, 2016

Cash	$4,601
Accounts receivable	3,790
Inventory	3,622
Prepaid expenses and other current assets	1,129
Property, plant and equipment	684
Intangible assets	84,034
In-process research and development	3,243
Accounts payable and accrued expenses	(10,295)
Note payable	(3,604)
Warrants liability	(4,618)
Other liabilities	(7,373)
Deferred tax liability	(6,913)
Total net assets acquired	$68,300
Goodwill	69,324
Total consideration transferred	$137,624

8. MERGER TRANSACTION—PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations related to the Merger Transaction are as follows:

(a)Selling, general, and administrative expenses—Adjustment of $12.9 million for the year ended December 31, 2016 reflects the removal of transaction costs incurred by Aralez related to the Merger Transaction. These expenses are directly attributable to the Merger Transaction and are not expected to have a continuing impact on Aralez; therefore they have been removed for the purposes of the pro forma statement of operations.

(b)Amortization of intangibles assets—Adjustment of $0.4 million reflects the adjustment to the amortization expense associated with the fair value of the identifiable intangible assets acquired in the Merger Transaction of $0.7 million for the year ended December 31, 2016, less the historical Tribute amortization expense of $0.3 million.

The amortization expense for the intangible assets acquired for the year ended December 31, 2016 is as follows (in U.S. dollars):

Intangible Asset	Estimated Useful Life (years)	Fair value	Amortization Expense for the period January 1, 2016 through February 5, 2016
Marketed Products	7 - 12	$84,034	$715
Less: Tribute historical amortization expense			$(265)
Pro forma adjustment		$84,034	$450

The estimated fair value of amortizable intangible assets is expected to be amortized on a straight-line basis over the estimated useful lives. The amortizable lives reflect the periods over which the assets are expected to provide material economic benefit.

(c)Interest expense—For the year ended December 31, 2016, the adjustment for interest expense reflects (i) the removal of $0.3 million of interest expense associated with the repayment of the SWK Loan, (ii) $0.1 million additional interest incurred on the Debt Financing, calculated at a fixed interest rate of 2.5% and (iii) $13 thousand additional amortization of the debt issuance costs incurred for the Debt Financing.

(d)Income tax expense (benefit)—Adjustment reflects the income tax impacts of the pro forma adjustments made to the pro forma statement of operations using the Canadian statutory tax rate of 26.5%.